UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

TILT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56422	83-2097293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2801 E. Camelback Road #180 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(623) 887-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed on the Current Report on Form 8-K filed on May 26, 2023, Dana R. Arvidson departed as Chief Financial Officer of TILT Holdings Inc. (the “Company”) on May 22, 2023 (the “Separation Date”). On June 28, 2023, the Company and Mr. Arvidson entered into a Separation Agreement (the “Separation Agreement”) effective the Separation Date. Pursuant to the Separation Agreement, Mr. Arvidson is entitled to the following separation benefits:

•	payment of his base salary for six months following the Separation Date;
•	accelerated vesting on the Separation Date of 50,000 of the remaining unvested restricted stock units that were scheduled to vest on December 31, 2023 and granted to him on June 23, 2021;
•	subject to his eligibility and timely election of continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimbursement of the difference between the amount of monthly health insurance premiums paid by him pre- and post-COBRA coverage until the earliest of (i) the 18-month anniversary of the Separation Date; (ii) the date he is no longer eligible to receive COBRA continuation coverage; or (iii) the date on which he receives or becomes eligible to receive substantially similar health care coverage from another employer or other source; and
•	waiver of the post-termination non-competition, non-interference and non-solicitation obligations set forth in the employment agreement dated June 23, 2021 between Mr. Arvidson and the Company.

In exchange for the consideration provided in the Separation Agreement, Mr. Arvidson agreed to release and discharge the Company and certain related parties from claims and causes of action, including arising out of or relating to his employment by the Company or his separation from the Company. The Company has also agreed to release Mr. Arvidson from certain claims and causes of action arising out of or relating to his employment by the Company or his separation from the Company, other than violations of applicable federal or state criminal law or claims which a court has not approved indemnification by the Company to Mr. Arvidson pursuant to the Indemnification Agreement with Mr. Arvidson or has determined that indemnification is prohibited under Section 163 of the British Columbia Business Corporations Act.

The foregoing description is qualified in its entirety by reference to the full text of the Separation Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1†	Separation Agreement dated June 28, 2023 by and between TILT Holdings Inc. and Dana Arvidson.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

†	In accordance with Item 601(a)(6) of Regulation S-K, certain information has been excluded from this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILT Holdings Inc.

Date: July 5, 2023	By:	/s/ Timothy Conder
	Name:	Timothy Conder
	Its:	Interim Chief Executive Officer